News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2008 RESULTS

Financial and Operating Fundamentals In Line with Company Expectations

CHANTILLY, Va., October 29, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended September 30, 2008.

•	Revenue was $38.1 million, up 11 percent from $34.2 million in third quarter 2007.

•	Ebitda, a non-GAAP measure adjusted for stock compensation expense and preferred stock accretion, was $8.3 million compared to $8.2 million in the prior year.

•	Net loss available to common stockholders was $1.5 million, or $0.05 loss per diluted share. This result compares to net income of $1.1 million, or $0.04 per diluted share, in 2007.

•	Core net income, a non-GAAP measure, was $1.9 million versus $2.3 million in 2007. Core net income per share was $0.06, compared to $0.08 in the prior year.

“We were in line with our financial guidance for the quarter, thanks to strong ecommerce client sales and transaction growth across the company,” said Matthew P. Lawlor, chairman and chief executive officer. “After factoring large client departures out of prior periods, earnings rose substantially and margins increased.”

Lawlor added, “Our ecommerce business had a particularly good quarter, with transactions increasing 41 percent over last year. We also signed two major credit card issuers to our web-based collection service, and our sales pipeline remains healthy. The three acquisitions we’ve made in this space are now contributing significantly to our growth.”

“Banking billpay transactions expanded over the prior year, increasing 18 percent on a normalized basis. Consumer adoption also continued its upward trend. Further, we were pleased that our largest client signed a multi-year renewal, and sales showed good progress.”

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“Planning in this challenging environment requires us to be both flexible and conservative,” Lawlor added. “We continue to see significant demand for our cost-effective online services, and we benefit from a recurring revenue stream and well diversified client base. We also took steps this past quarter to further control expenses and right-size our workforce. Taken together, we believe these factors and initiatives position us well in the year ahead.”

2008 Business Outlook
The Company provided guidance for fourth quarter and updated its guidance for full year 2008 by narrowing its earnings and revenue expectations to the lower end of the previous guidance. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

	Fourth Quarter			Full Year
	2007	2008	%	2007	2008	%
	Actual	Guidance	Change	Actual	Guidance	Change

Revenue (millions)	$38.1	$37.5-39.5	1%	$135.1	$152.0-154.0	13%

Ebitda (a) (b)	$10.3	$9.9-11.4	3%	$32.7	$33.0-34.5	3%

	Earnings ($ per share)
Net income (Loss) to Common (c)(d)	$0.40	$(0.03)-(0.01)	n/a	$0.09	$(0.31)-(0.29)	n/a

Core Net Income (a) (e) (f)	$0.10	0.10-0.12	10%	$0.25	$0.27-0.29	12%

	Share Count (millions)
Basic	28.8	29.4	2%	27.2	29.1	7%

Fully Diluted Shares (g)	30.5	30.5	0%	29.2	30.3	4%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Fourth quarter and full year 2008 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2008, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.1 and $2.6 million for fourth quarters 2008 and 2007, respectively, and $9.4 million for full years 2008 and 2007. Excludes equity compensation expense of approximately $1.4 and $1.1 million for fourth quarters 2008 and 2007, respectively, and $5.5 and $3.2 million for full years 2008 and 2007, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million for full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for fourth quarters 2008 and 2007, and $1.6 and $1.5 million for full years 2008 and 2007, respectively. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.6) million for fourth quarter 2007, and $(0.9) and $1.5 million for full years 2008 and 2007, respectively. Excludes a $13.7 million tax benefit from the release of tax valuation allowance for fourth quarter and full year 2007. Includes preferred stock accretion of approximately $1.9 and $1.8 million for fourth quarters 2008 and 2007, respectively, and $7.3 and $6.8 million for full years 2008 and 2007, respectively.

(g)	Only used for the purposes of calculating fourth quarter and full year 2007 net income available to common stockholders per share and fourth quarters and full years 2008 and 2007 core net income per share.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss the results today at 5:00 pm ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on October 29th until midnight on Wednesday, November 5th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 66705803. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
						3Q08 vs.
	3Q07	4Q07	1Q08	2Q08	3Q08	2Q08	3Q08 vs. 3Q07
BANKING SERVICES
Users (#K)	4,404	4,367	4,709	4,629	4,755	3%	8%
Account Presentation (#K)	1,013	1,101	1,180	1,287	1,318	2%	30%
Payments (#K)[1]	3,564	3,459	3,731	3,574	3,672	3%	3%
From Continuing Clients (#K)[2]	3,069	3,224	3,487	3,574	3,672	3%	20%

Adoption Rate (%)[3]
Account Presentation[4]	30.7%	32.8%	34.3%	39.8%	40.5%	2%	32%
Payments[5]	6.8%	8.7%	9.0%	9.4%	10.0%	6%	47%
Full Service[5]	11.3%	11.5%	11.7%	12.3%	13.4%	9%	19%
From Continuing Clients[2]	7.9%	8.5%	8.9%	9.4%	10.0%	6%	27%

Bill Payment Transactions (#M)	42.1	41.8	41.8	39.0	39.1	0%	-7%
Full Service (#M)	8.8	9.4	9.8	10.0	10.2	2%	16%
Remittance Only (#M)	33.3	32.4	32.0	29.0	28.9	0%	-13%
From Continuing Clients (#M)[2]	33.1	35.1	37.6	38.4	39.1	2%	18%

eCOMMERCE SERVICES
Users (#K)[1]	7,154	7,956	8,805	7,986	8,223	3%	15%
Account Presentation (#K)	2,925	3,066	3,201	2,299	2,430	6%	-17%
From Continuing Clients (#K)[2]	2,095	2,217	2,333	2,299	2,430	6%	16%
Payments (#K)	4,229	4,890	5,604	5,687	5,793	2%	37%

Bill Payment Transactions (#M)	9.2	10.5	12.0	12.2	13.0	7%	41%

TOTAL COMPANY
Users (#K)[1]	11,558	12,323	13,514	12,615	12,978	3%	12%
Bill Payment Transactions (#M)	51.3	52.3	53.8	51.2	52.1	2%	2%
From Continuing Clients (#K)[2]	42.3	45.6	49.6	50.6	52.1	3%	23%

Notes:

1.	Only includes users that have been active over the past 90 days or were otherwise billable.

2.	Excludes the following clients that departed in the last twelve months: Branch Banking and Trust Company, Jack Henry, Corporate Network eCom and Certegy.

3.	Checking accounts are reported by clients and reviewed annually by the Company.

4.	The number of account presentation end-users with checking accounts divided by the 1.9 million total launched checking accounts held with our account presentation banking services clients.

5.	The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (20.7 million) and our banking services full service payments clients (6.5 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$1,860	$2,238	$6,121	$6,702
Payment services	30,518	27,162	92,480	74,423
Relationship management services	2,074	1,683	6,091	5,907
Professional services and other	3,681	3,161	9,790	10,003
Total revenues	38,133	34,244	114,482	97,035

Expenses:
Cost of revenues	19,579	16,222	58,808	45,985

Gross profit	18,554	18,022	55,674	51,050

General and administrative	7,984	7,599	26,528	21,125
Selling and marketing	6,021	5,719	18,681	17,541
Systems and development	2,456	2,148	7,498	6,599
Total expenses	16,461	15,466	52,707	45,265

Income from operations	2,093	2,556	2,967	5,785

Other (expense) income
Interest income	111	313	433	1,051
Interest expense, debt issuance costs and other expense	(1,100)	305	(5,237)	(4,195)
Loss on extinguishment of debt	—	—	—	(5,625)
Total other (expense) income	(989)	618	(4,804)	(8,769)

Income (loss) before tax provision (benefit)	1,104	3,174	(1,837)	(2,984)
Income tax provision (benefit)	338	84	(224)	375

Net income (loss)	766	3,090	(1,613)	(3,359)
Preferred stock accretion	2,237	1,967	6,614	6,130
Net (loss) income available to common stockholders	$(1,471)	$1,123	$(8,227)	$(9,489)

Net (loss) income available to common stockholders per share:
Basic	$(0.05)	$0.04	$(0.28)	$(0.36)
Diluted	$(0.05)	$0.04	$(0.28)	$(0.36)

Shares used in calculation of net (loss) income available to common stockholders per share:
Basic	29,211	27,699	29,013	26,610
Diluted	29,211	29,666	29,013	26,610

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,618	$13,227
Consumer deposits receivable	—	8,279
Short-term investments	2,009	9,135
Accounts receivable, net	16,224	16,546
Deferred tax asset, current portion	819	902
Prepaid expenses and other current assets	5,026	7,595
Total current assets	39,696	55,684

Property and equipment, net	29,748	26,852
Deferred tax asset, less current portion	32,786	32,914
Goodwill	184,979	184,300
Intangible assets	29,568	36,924
Deferred implementation costs, less current portion, and other assets	5,804	4,043
Total assets	$322,581	$340,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,121	$2,001
Consumer deposits payable	—	10,555
Accrued expenses	3,842	7,513
Notes payable, senior secured debt, current portion	14,875	9,562
Interest payable	25	72
Deferred revenues, current portion, and other current liabilities	5,639	8,356

Total current liabilities	26,502	38,059

Notes payable, senior secured debt, less current portion	63,750	75,438
Deferred revenues, less current portion, and other long-term liabilities	6,373	6,508

Total liabilities	96,625	120,005

Redeemable convertible preferred stock	89,155	82,542

Stockholders’ equity	136,801	138,170
Total liabilities and stockholders’ equity	$322,581	$340,717

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2008	2007
	(Unaudited)
Operating activities
Net loss	$(1,613)	$(3,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax benefit	212	1,550
Depreciation and amortization	16,138	14,345
Equity compensation expense	3,971	2,033
Write off and amortization of debt issuance costs	282	4,184
Loss on disposal of assets	33	168
Provision (benefit) for losses on accounts receivable	89	(64)
Loss on investments	163	—
Change in fair value of stock price protection	1,565	(1,518)
Change in fair value of theoretical swap derivative	(690)	(581)
Loss on cash flow hedge derivative security	259	210
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	8,279	(4,385)
Consumer deposit payable	(10,555)	4,174
Changes in certain other assets and liabilities	(2,073)	(1,907)

Net cash provided by operating activities	16,060	14,850
Investing activities
Purchases of property and equipment	(11,295)	(10,945)
Sale of short-term investments	5,713	—
Purchase of short-term investments	(250)	—
Acquisition of Internet Transaction Solutions, Inc., net of cash acquired	-	(18,682)

Net cash used in investing activities	(5,832)	(29,627)
Financing activities
Net proceeds from issuance of common stock	794	3,533
Repurchase of shares issued related to ITS acquisition	(2,117)	—
Payments for ITS stock protection	(112)	—
Purchase of cash flow derivative	-	(121)
Sale of cash flow derivative	-	23
Debt issuance costs and prepayment penalty on refinancing of senior notes	-	(3,179)
Repayment of 2006 notes	-	(85,000)
Proceeds from issuance of 2007 notes	-	85,000
Repayment of 2007 notes	(6,375)	—
Repayment of capital lease obligations	(27)	(28)

Net cash (used in) provided by financing activities	(7,837)	228

Net increase (decrease) in cash and cash equivalents	2,391	(14,549)
Cash and cash equivalents at beginning of year	13,227	31,189

Cash and cash equivalents at end of period	$15,618	$16,640

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Reconciliation of net income (loss) to Ebitda (See Note 1):
Net income (loss)	$766	$3,090	$(1,613)	$(3,359)
Depreciation and amortization (incl. loss on disposal of assets)	5,183	4,809	16,171	14,513
Equity compensation expense	1,021	834	3,971	2,033
Other expense	989	(618)	4,804	8,769
Income tax provision (benefit)	338	84	(224)	375
Ebitda (See Note 1)	$8,297	$8,199	$23,109	$22,331

Reconciliation of net (loss) income available to common stockholders to core net income (See Note 2):
Net (loss) income available to common stockholders	$(1,471)	$1,123	$(8,227)	$(9,489)
Loss on extinguishment of debt	-	-	-	5,625
Preferred stock accretion related to redemption premium	391	383	1,166	1,084
Change in fair value of stock price guarantee	-	(1,519)	1,565	(1,518)
Change in fair value of theoretical swap derivative	(189)	(714)	(690)	(551)
Equity compensation expense	1,021	834	3,971	2,033
Amortization of intangible assets	2,134	2,151	7,349	6,843
Core net income (see Note 2)	$1,886	$2,258	$5,134	$4,027

Reconciliation of diluted net (loss) income available to common stockholders per share to core net income per share:
Diluted net (loss) income available to common stockholders	$(0.05)	$0.04	$(0.28)	$(0.36)
Loss on extinguishment of debt	-	-	-	0.21
Preferred stock accretion related to redemption premium	0.01	0.01	0.04	0.04
Change in fair value of stock price guarantee	-	(0.05)	0.05	(0.06)
Change in fair value of theoretical swap derivative	(0.01)	(0.02)	(0.02)	(0.02)
Equity compensation expense	0.03	0.03	0.14	0.08
Amortization of intangible assets	0.07	0.07	0.25	0.26
Other, including impact of treasury method	0.01	(0.00)	(0.01)	(0.01)
Core net income per share	0.06	0.08	0.17	0.14

Notes:

1.	Ebitda is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.